POWER OF ATTORNEY

The undersigned hereby appoints Michael W. Conron,
Sean E. Dempsey, Eric J. Eller, and Mark A. Shelnitz as her true and lawful attorneys-in-fact for the purpose of signing the Form ID and Statements on Forms 3, 4 and 5, and all amendments thereto, to be filed with the Securities and Exchange Commission with respect to the holdings, and future changes in such holdings, for the undersigned in securities of
W. R. Grace & Co., for the term of her directorship with W. R. Grace & Co. Each of such attorneys-in-fact is appointed with full power to act without the others.


/s/ Kathleen G. Reiland
(signature)



Kathleen G. Reiland
(printed name)





Dated: April 26, 2019